Exhibit 10.2

FIRST AMENDMENT TO FIFTH AMENDED AND RESTATED

MORTGAGE WAREHOUSING AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO FIFTH AMENDED AND RESTATED MORTGAGE WAREHOUSING AND SECURITY AGREEMENT (this “Amendment”) is made as of June 30, 2010, by and among EF&A FUNDING, L.L.C., d/b/a ALLIANT CAPITAL, LLC (the “Borrower”), BANK OF AMERICA. N.A., as Credit Agent (in such capacity, the “Credit Agent”), and the LENDERS party to this Amendment (the “Lenders”).

WITNESSETH:

WHEREAS, capitalized terms used in this Amendment without definition have the meanings provided therefor in that certain Fifth Amended and Restated Mortgage Warehousing and Security Agreement dated as of April 16, 2010, by and among the Borrower, the Credit Agent and the Lenders (the “Loan Agreement”); and

WHEREAS, the Borrower has requested that the Credit Agent and the Lenders agree to further the Loan Agreement, and the Credit Agent and the Lenders have agreed to amend the Loan Agreement, on, and subject to, the terms and conditions set forth herein,

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Credit Agent, and the Lenders agree as follows:

1.                                      Amendment to Loan Agreement.  As of the Effective Date (as hereafter defined), the Loan Agreement is hereby amended as follows:

The date “June 30, 2010” where it appears in clause (2) in Section 1.1(i) of the Loan Agreement is hereby deleted and replaced with “June 30, 2011.”

After giving effect to the foregoing amendment, Section 1.1 (i) of the Loan Agreement shall read as follows:

“(i) On and subject to the terms and conditions set forth herein, the credit extended and advances made by Bank of America under the Existing Facility shall continue in effect and be included within the line of credit established pursuant to this Agreement (the “Facility”). The Facility shall be in effect from the Effective Date until the earlier of: (1) termination by the Credit Agent or the Company pursuant to this Agreement, and (2) June 30, 2011 (the earlier of such dates being sometimes hereinafter referred to as the “Expiration Date”). The period in which the Facility shall be in effect is hereinafter called the “Agreement Period”. The term “Effective Date” means, subject to the Company’s satisfaction of the conditions set forth in Article V, the date hereof. This Agreement may be cancelled by the Company at any time upon thirty (30) days prior written notice to the Credit Agent.”

2                                         Conditions Precedent.  This Amendment shall be effective upon the satisfaction by the Borrower of, or written waiver by Credit Agent of, the following conditions and any other conditions set forth in this Amendment, by no later than 4:00 p.m. (Michigan time) on the date hereof, subject to extension at the discretion of the Credit Agent (with the date, if at all, by which such conditions have been satisfied or waived being referred to herein as, the “Effective Date”), failing which this Amendment and all related documents shall be null and void at the option of the Credit Agent:

(a)                                 The Credit Agent shall have received the following:

(i)                                     This Amendment, duly executed by the Borrower, the Lenders, and the Credit Agent.

(ii)                                  A resolution, consent or approval of Alliant, Inc., as the manager of the Borrower, certified by the Secretary of Alliant, Inc., authorizing the execution, delivery and performance of this Amendment and any other agreements, instruments or documents to be delivered by the Borrower in connection herewith.

(iii)                               A certificate as to the incumbency and authority of the officer of Alliant, Inc. or of the Borrower, as may be applicable, executing this Amendment and any other agreements, instruments or documents to be delivered by the Borrower in connection herewith.

(b)                                 No Default or Event of Default will exist as of the Effective Date.

(c)                                  The Borrower shall have paid to the Credit Agent, for the account of the Lenders, a non-refundable, fully earned commitment fee in the amount of $200,000.

(d)                                 In addition to all other expense payment and reimbursement obligations of the Borrower under the Loan Agreement and other Loan Documents, the Borrower will pay or reimburse the Credit Agent its costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses and disbursements) incurred in connection with the preparation of this Amendment, the Loan Agreement, and any other documents in connection herewith and therewith.

3.                                      Waiver of Claims. The Borrower as of the date hereof and as of the Effective Date, acknowledges, confirms and agrees that it has no offsets, defenses, claims, counterclaims or causes of action of any kind or nature against the Credit Agent and/or any Lender with respect to any of its liabilities and obligations owing to the Credit Agent and/or any Lender, and, in any event, as of the date hereof and as of the Effective Date the Borrower specifically waives, releases, and forever relinquishes all claims, demands, obligations, liabilities, and causes of action of whatever kind or nature, whether known or unknown, which it has or may have as of the date hereof against the Credit Agent and/or the Lenders, or their respective affiliates, officers, directors, employees, agents, attorneys, independent contractors, and predecessors, together with their successors and assigns, directly or indirectly arising out of or based upon any matter connected with the Loan Agreement or the administration thereof or the obligations created thereby.

4.                                      Acknowledgments by Borrower. As of the date hereof and as of the Effective Date, the Borrower acknowledges, confirms, represents and warrants and agrees that:

(a)                                 This Amendment is a Loan Document.

(b)                                 Except as provided herein, the terms and conditions of the Loan Agreement and the other Loan Documents remain in full force and effect, and, as of the date hereof and as of the Effective Date, the Borrower hereby (x) ratifies, confirms and reaffirms all and singular of the terms and conditions of the Loan Agreement and the other Loan Documents applicable to the Borrower, and (y) represents and warrants that:

(i)                                          As of the date the Borrower executes this Amendment, no Default or Event of Default exists, and no Default or Event of Default will exist as of the Effective Date.

(ii)                                       The representations and warranties made by the Borrower in the Loan Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof, and will be true and correct in all material respects as of the Effective Date, except as to matters which speak to a specific date, and changes in the ordinary course to the extent permitted and contemplated by the Loan Agreement.

(iii)                                    The Borrower has the power and authority and legal right to execute, deliver and perform this Amendment, and has taken all necessary action to authorize the execution, delivery, and performance of this Amendment, and the person executing and delivering this Amendment on behalf of such the Borrower is duly authorized to do so.

(iv)                                   This Amendment has been duly executed and delivered on behalf of the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally and the effect of equitable principles whether applied in an action at law or a suit in equity.

(v)                                      The Borrower’s Operating Agreement has not been amended since the amendment and restatement thereof dated as of January 12, 2007, and the Borrower’s Restated Articles of Organization dated February 4, 2004, and endorsed as filed on February 20, 2004, by the Michigan Department of Consumer and Industry Services, has not been amended.

(vi)                                   Subsequent to the Effective Date (as defined in the Loan Agreement), there have been no changes to Exhibits B, G, G-1, K or L to the Loan Agreement.

(c)                                  The Borrower shall promptly pay upon receipt of an invoice or statement therefor the reasonable attorneys’ fees and expenses and disbursements incurred by the

Credit Agent in connection with this Amendment and all previous matters relating to the Loan Agreement and the Borrower’s relationship with the Credit Agent and the Lenders.

5.                                      Miscellaneous.

(a)                                      This Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. Signatures transmitted electronically (including by fax or e-mail) shall have the same legal effect as the originals, but each party nevertheless shall deliver original signed counterparts of this Amendment to each other party upon request of another party.

(b)                                      This Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

(c)                                       This Amendment shall be governed in accordance with the internal laws of the State of New York (without regard to conflict of laws principles) as an instrument under seal.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

EF&A FUNDING, L.L.C., d/b/a ALLIANT CAPITAL, LLC

By:	Alliant, Inc., its Manager

By	/s/ Kelley Prevete
Name:	Kelley Prevete
Title:	Vice President

BANK OF AMERICA, N.A., as Credit Agent and Lender

By	/s/ Scott M McLean
Name:	Scott M McLean
Title:	Senior Vice President

Signature page to First Amendment to Fifth Amended and Restated Mortgage Warehousing and Security Agreement